Exhibit 3(b)

                                     BY-LAW
                                       OF
                              NCTI SUCCESSOR CORP.

                                   ARTICLE I.
                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Annual Meeting. A meeting of stockholders shall be held annually for the election of directors and the transaction of such other business as is related to the purpose or purposes set forth in the notice of meeting on such date as may be fixed by the Board of Directors, or if no date is so fixed on the third Tuesday in June in each and every year, unless such day shall fall on a legal holiday, in which case such meeting shall be held on the next succeeding business day, at such time and at such place as may be fixed by the Board of Directors.

     SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose may be called by the Board of Directors, the Chairman of the Board, the President or the Secretary, and shall be called by the Chairman of the Board, the President or the Secretary at the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such time as may be fixed in the call and stated in the notice of meeting or waiver thereof.

     SECTION 3. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware or the United States of America, as may be fixed in the call and stated in the notice of meeting or waiver thereof.

     SECTION 4. Notice of Meetings; Adjourned Meetings. Notice of each meeting of stockholders shall be given in writing and shall state the place, date and hour of the meeting. The purpose or purposes for which the meeting is called shall be stated in the notices of each special meeting and of each annual meeting at which any business other than the election of directors is to be transacted.

     A copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders.

     When a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 5. Waiver of Notice. Whenever notice is required to be given to any stockholder, a written waiver thereof, signed by the stockholder, whether before or after the time of the meeting therein stated, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when such stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any written waiver of notice thereof.

     SECTION 6. Conduct of Meetings. At all meetings of the stockholders, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman of the Board, or he shall be absent, then the President shall preside, and in his absence, a Vice President, if any, shall preside. If none of the foregoing is present, then a Chairman of the meeting shall be chosen by the stockholders present at the meeting in person or by proxy.

     The Secretary of the Corporation, or in his absence an Assistant Secretary, if any, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

     SECTION 7. Qualification of Voters. Except as may be otherwise provided in the Certificate of Incorporation, every stockholder of record on the Record Date as determined pursuant to Section 12 hereof, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, for every share standing in his name on the record of stockholders.

     SECTION 8. Quorum. At all meetings of the stockholders, the presence at the commencement of such meetings in person or by proxy of the holders of a majority of the shares entitled to vote thereat shall constitute a quorum for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present at a meeting may adjourn the meeting despite the absence of a quorum.

     SECTION 9. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy must be executed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof unless the proxy provides for a longer period.

     Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided therein and as permitted by law. Any proxy holder may appoint in writing a substitute to act in his place, unless otherwise provided in the proxy.

     SECTION 10. Voting. Except as otherwise required by law, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

     SECTION 11. Action Without a Meeting. Whenever stock- holders are required or permitted to take any action at a meeting or by vote, such action may be taken without a meeting, without prior notice and without a vote, by consent in writing or writings setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. All consents in writing or writings given pursuant to this Section shall be filed in the minute book of the Corporation.

     SECTION 12. Record Date. To determine which stockholders are entitled to notice of or to vote at a meeting of stockholders, the Board of Directors may fix a record date in advance of such meeting, which date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.

     SECTION 13. Inspectors of Election. The Chairman of any meeting of the stockholders may appoint one or more Inspectors of Election. Any Inspector so appointed to act at any meeting of the stockholders, before entering upon the discharge of his or her duties, shall be sworn faithfully to execute the duties of an Inspector at such meeting with strict impartiality, and according to the best of his or her ability. The Inspector or Inspectors shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the Inspector or Inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

                                   ARTICLE II.
                               BOARD OF DIRECTORS

     SECTION 1. Power of Board and Qualification of Directors. The business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Corporation except those that are expressly reserved to or conferred upon the stockholders by statute or the Certificate of Incorporation.

     SECTION 2. Number of Directors. The Board of Directors shall consist of one or more members as fixed, from time to time, by resolution adopted by the Board of Directors or stockholders.

     SECTION 3. Election and Term of Directors. Directors shall be elected at each annual meeting of the stockholders. Each director shall hold office until the annual meeting of the stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation, removal or death.

     SECTION 4. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5. Removal of Directors. Any or all of the directors may be removed with or without cause by vote of the stockholders.

     SECTION 6. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason except the removal of directors by stockholders without cause may be filled by vote of a majority of the directors then in office, although less than a quorum exists, or may be filled by the stockholders. Vacancies occurring as a result of the removal of directors by stockholders without cause shall be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualified, or until his earlier resignation, removal or death.

     SECTION 7. Executive and Other Committees of Directors. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of one or more directors, and each of which, to the extent provided in the resolution, shall have all the power and authority of the Board to the full extent authorized by law, including the power and authority to declare a dividend or to authorize the issuance of stock.

     The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee by resolution adopted by a majority of all directors then in office. The Board of Directors may remove a member of any such committee with or without cause. Each Committee shall keep minutes of its proceedings, which shall be filed in the minute book of the Corporation.

     SECTION 8. Compensation of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any capacity, or to allow a fixed sum plus expenses, if any, for attendance at meetings of the Board or of committees designated thereby.

     SECTION 9. Interest of Director in a Transaction.

     (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest therein, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

     (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee, in good faith, authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith, by vote of the stockholders; or

     (3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

     (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

                                  ARTICLE III.
                              MEETINGS OF THE BOARD

     SECTION 1. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and places, within or without the State of Delaware, or the United States of America, as may from time to time be fixed by the Board.

     SECTION 2. Special Meetings Notice; Waiver. Special meetings of the Board of Directors may be held at any time, place, within or without the State of Delaware or the United States of America, upon the call of the Chairman of the Board, the President or the Secretary, by oral, telegraphic or written notice, duly given to or mailed to each director not less than two (2) days before such meeting. Special meetings shall be called by the Chairman of the Board, the President or the Secretary on the written request of any two directors.

     Notice of a special meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

     SECTION 3. Conduct of Meetings. At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman of the Board, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the directors shall preside.

     SECTION 4. Quorum; Action by the Board; Adjournment. At all meetings of the Board of Directors, a majority of the whole Board shall constitute a quorum for the transaction of business, except that when the number of Directors constituting the whole Board shall be an even number, one-half of that number shall constitute a quorum

     The vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors unless otherwise specifically provided by law or by the Certificate of Incorporation or By-Laws.

     A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

     SECTION 5. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee, whether done before or after the action so action.

     SECTION 6. Action Taken by Conference Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                   ARTICLE IV.
                                    OFFICERS

     SECTION l. Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer of the Corporation and from time to time may elect or appoint such other officers as it may determine. Any two or more offices may be held by the same person.

     Securities of other corporations held by the corporation may be voted by any officer designated by the Board of Directors, and, in the absence of any such designation, by the President, any Vice President, the Secretary, or the Treasurer.

     The Board of Directors may require any officer to give security for the faithful performance of his duties.

     SECTION 2. The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him by the Board of Directors with all of the rights and powers incident to that position.

     SECTION 3. President. The President shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     SECTION 4. Vice President. If the Board of Directors determines to elect one or more Vice Presidents, the Vice President(s) shall perform such duties as may be prescribed or assigned by the Board of Directors, the Chairman of the Board or President. In the absence of the President the first-elected Vice President shall perform the duties of the President. In the event of the refusal or incapacity of the President to function as such, the first-elected Vice President shall perform the duties of the President until such time as the Board of Directors elects a new President. In the event of the absence, refusal or incapacity of the first-elected Vice President, the other Vice Presidents, in order of their rank, shall so perform the duties of the President; and the order of rank of such other Vice Presidents shall be determined by the designated rank of their offices or, in the absence of such designation, by seniority in the office of Vice President; provided that said order or rank may be established otherwise by action of the Board of Directors.

     SECTION 5. Treasurer. The Treasurer shall perform all the duties customary to that office, and shall have the care and custody of the funds and securities of the Corporation. He shall at all reasonable times exhibit his books and accounts to any director upon application, and shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

     SECTION 6. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all notes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Treasurer or Assistant Secretary. He shall keep in safe custody the certificate books and shareholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of the Secretary.

     SECTION 7. Assistant Treasurer and Assistant Secretary. Any Assistant Treasurer or Assistant Secretary that the Board of Directors may appoint, shall perform such duties as may be prescribed or assigned to him by the Board of Directors, the Chairman of the Board, or the President. An Assistant Treasurer shall give such bond or bonds for the faithful performance of his duties with such surety or sureties as the Board of Directors from time to time may determine.

     SECTION 8. Term of Office; Removal. Each officer shall hold office for such term as may be prescribed by the Board of Directors and shall hold his office until his successor is elected and qualified or until his earlier resignation, removal or death. Any officer may be removed at any time by action of the Board of Directors with or without cause. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not, of itself, create contract rights.

     SECTION 9. Vacancy. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

     SECTION 10. Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors and the compensation of agents shall either be so fixed or shall be fixed by officers thereunto authorized.

                                   ARTICLE V.
                               SHARE CERTIFICATES

     SECTION 1. Form of Share Certificates. The shares of the Corporation shall be represented by certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chairman of the Board, the President, or a Vice president, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employees. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

     SECTION 2. Lost Certificates. In case of the loss, theft, mutilation or destruction of a stock certificate, a new certificate will be issued by the Corporation upon notification thereof and receipt of such proper indemnity or assurances as the Board of Directors may require.

     SECTION 3. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or such transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 4. Registered Stockholders. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions and to vote as such owner, and to hold such person liable for calls and assessments, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

                                   ARTICLE VI.
                            MISCELLANEOUS PROVISIONS

     SECTION 1. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as the Board of Directors may from time to time determine.

     SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be the twelve month period prescribed by the Board of Directors.

     SECTION 3. Checks and Notes. All checks and demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as shall be authorized from time to time by the Board of Directors.

     SECTION 4. Dividends. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the laws of the State of Delaware.

                                  ARTICLE VII.
                                   AMENDMENTS

     SECTION 1. Power to Amend. By-Laws of the Corporation may be adopted, amended or repealed by the Board of Directors or the stockholders, but any By-Law made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.